Exhibit 99.1
For Immediate Release

Company Contact:	IR Agency Contact:
Investor Relations	Kirsten Chapman
408-952-8449	Lippert/Heilshorn & Associates, Inc.
investorrelations@raesystems.com	415-433-3777
kchapman@lhai.com
RAE Systems Receives Notice from AMEX of Noncompliance
San Jose, Calif. — August 21, 2008 — RAE Systems Inc. (AMEX: RAE), RAE Systems Inc. (AMEX: RAE), a leader in delivering innovative sensor solutions to serve industrial, energy, environmental and government safety markets worldwide, today announced that it received a written notice from the American Stock Exchange (“AMEX”) on August 19, 2008 indicating that, as a result of the Company’s failure to file with the Securities and Exchange Commission (SEC) the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2008 (the “June 10-Q”), the Company is not in compliance with the AMEX requirements for continued listing set forth in Sections 134 and 1101 of the AMEX Company Guide. Sections 134 and 1101 of the AMEX Company Guide require the Company to make, on a timely basis, all filings with the Commission required by the Securities Exchange Act of 1934, as amended.
The written notice from AMEX stated that the Company must submit a plan of compliance to maintain its AMEX listing by September 2, 2008, advising AMEX of the actions the Company has taken or will take to bring the Company into compliance with the AMEX requirements for continued listing (the “Plan”). The Company must be in compliance with the AMEX requirements for continued listing set forth in Sections 134 and 1101 of the AMEX Company Guide by no later than November 17, 2008 and must make progress consistent with the Plan during this time period to avoid initiation of delisting proceedings. While the Company expects the notice of delisting would be withdrawn by AMEX in the event the Company files its June 10-Q before initiation of delisting proceedings, there can be no assurance if delisting proceedings are initiated and a meeting of the hearing panel is held, that the hearing panel will grant the Company’s request for continued listing.

For Immediate Release
     On August 12, 2008, the Company filed a Form 12b-25 with the Commission reporting that it had delayed filing of the June 10-Q report due to unanticipated delays in completing preparation of the Company’s financial statements as a result of the internal investigation being conducted under the supervision of the Audit Committee of the Board of Directors as disclosed in the Registrant’s earnings release for its quarter ended June 30, 2008 (filed under Form 8-K, August 4, 2008). The Company plans to file the June 10-Q report as soon as practicable following the completion of the financial statements.
About RAE Systems
 RAE Systems is a leading global provider of rapidly deployable sensor networks that enable customers to identify safety and security threats in real time. Products include multi-sensor chemical detection networks, wireless gas detection systems and radiation monitors for energy production and refining, industrial and environmental safety, and public and government first responder security. RAE Systems’ products are used in 85 countries by many of the world’s leading corporations and by many U.S. government agencies. For more information about RAE Systems, please visit www.RAESystems.com.
Forward Looking Statements
 This press release contains statements that are forward-looking in nature, including statements about the status of the listing of the Company’s securities on the AMEX. These statements are just predictions and involve risks and uncertainties, such that actual results may differ significantly. These risks include, but are not limited to: the possibility that AMEX may reject the Company’s requests and compliance plan and, as a result, delist the Company’s common stock; in the event that the Company is successful in obtaining its requests from AMEX, the Company may still not be able to file the requisite periodic report on a timely basis or otherwise comply with the AMEX listing requirements, which may also result in the delisting of the Company’s common stock. Additional risk factors associated with the Company’s business are explained in its Annual Report on Form 10-K, filed with the SEC on March 17, 2008, and its Quarterly Report on Form 10-Q, filed on May 7, 2008.
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